Exhibit 99.1

August 4, 2005	Contact:	Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE		(301) 429-2642
Washington, DC
RADIO ONE, INC. REPORTS RECORD
SECOND QUARTER RESULTS
Washington, DC: — Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2005. Net broadcast revenue was approximately $101.5 million, an increase of 18% from the same period in 2004. Operating income was approximately $46.1 million, an increase of 18% from the same period in 2004. Station operating income1was approximately $55.3 million, an increase of 15% from the same period in 2004. Net income applicable to common stockholders was approximately $19.8 million or $0.19 per diluted share, an increase of 60% in net income applicable to common stockholders from the same period in 2004. Adjusted EBITDA2 was $49.3 million, an increase of 13% from the same period in 2004.
Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our first full quarter with Reach Media turned out to be another very good one for Radio One. We handily outgrew our markets and posted solid results across the board. Additionally, in June, we began to execute our stock repurchase program, which we expect to continue in the upcoming months. With Reach Media and TV One now firmly in place alongside our radio platform, we think that the Company will start to benefit greatly from the sales, programming and promotional synergies that can be derived from cooperation across these three very powerful brands. I have never felt more optimistic about the future of Radio One than I do today.”
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PAGE 2 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS
RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

	(unaudited)		(unaudited)
	(in thousands, except per		(in thousands, except per
	share data)		share data)
STATEMENT OF OPERATIONS DATA:

NET BROADCAST REVENUE	$101,525	$86,210	$178,534	$155,872

OPERATING EXPENSES:
Programming and technical (exclusive of non-cash compensation shown separately below)	17,790	13,395	33,397	27,020
Selling, general and administrative	28,404	24,791	52,326	46,703
Corporate expenses (exclusive of non-cash compensation shown separately below)	5,552	3,716	10,468	7,074
Non-cash compensation	502	594	909	1,517
Depreciation and amortization	3,150	4,561	6,616	8,991

Total operating expenses	55,398	47,057	103,716	91,305

Operating income	46,127	39,153	74,818	64,567
INTEREST INCOME	271	585	743	1,307
INTEREST EXPENSE	17,240	9,748	29,669	19,723
OTHER INCOME (EXPENSE)	33	62	123	144
EQUITY IN NET LOSS OF AFFILIATED COMPANY	304	1,431	763	3,798

Income before provision for income taxes and minority interest	28,887	28,621	45,252	42,497
PROVISION FOR INCOME TAXES	8,525	11,162	15,095	16,247
MINORITY INTEREST IN INCOME OF SUBSIDIARY	518	—	625	—

Net income	$19,844	$17,459	$29,532	$26,250

Preferred stock dividend	—	5,035	2,761	10,070

Net income applicable to common stockholders[4]	$19,844	$12,424	$26,771	$16,180

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PAGE 3 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

	(unaudited)		(unaudited)
	(in thousands, except		(in thousands, except
	per share data)		per share data)
PER SHARE DATA — basic and diluted:
Net income per share	$0.19	$0.17	$0.28	$0.25
Preferred dividends per share	—	0.05	0.03	0.10
Net income per share applicable to common stockholders	0.19	0.12	0.25	0.15
SELECTED OTHER DATA:
Station operating income[1]	$55,331	$48,024	$92,811	$82,149
Station operating income margin (% of net revenue)	55%	56%	52%	53%
Station operating income reconciliation:
Net income	$19,844	$17,459	$29,532	$26,250
Plus: Depreciation and amortization	3,150	4,561	6,616	8,991
Plus: Corporate expenses	5,552	3,716	10,468	7,074
Plus: Non-cash compensation	502	594	909	1,517
Plus: Equity in net loss of affiliated company	304	1,431	763	3,798
Plus: Income taxes	8,525	11,162	15,095	16,247
Plus: Minority interest in income of subsidiary	518	—	625	—
Plus: Interest expense	17,240	9,748	29,669	19,723
Less: Interest income	271	585	743	1,307
Less: Other income	33	62	123	144

Station operating income	$55,331	$48,024	$92,811	$82,149

Adjusted EBITDA[2]	$49,310	$43,776	$81,557	$73,702
Adjusted EBITDA reconciliation:
Net income	$19,844	$17,459	$29,532	$26,250
Plus: Depreciation and amortization	3,150	4,561	6,616	8,991
Plus: Income taxes	8,525	11,162	15,095	16,247
Plus: Interest expense	17,240	9,748	29,669	19,723
Less: Interest income	271	585	743	1,307

EBITDA	$48,488	$42,345	$80,169	$69,904
Plus: Equity in net loss of affiliated company	304	1,431	763	3,798
Plus: Minority interest in net income of subsidiary	518	—	625	—

Adjusted EBITDA	$49,310	$43,776	$81,557	$73,702

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PAGE 4 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

	(unaudited)		(unaudited)
	(in thousands, except per		(in thousands, except per
	share data)		share data)
Free cash flow[3]	$29,313	$28,044	$44,335	$43,369
Free cash flow reconciliation:
Net income	$19,844	$17,459	$29,532	$26,250
Plus: Depreciation and amortization	3,150	4,561	6,616	8,991
Plus: Non-cash compensation	502	594	909	1,517
Plus: Non-cash interest expense	2,703	424	3,162	848
Plus: Deferred tax provision	7,517	11,021	13,780	15,962
Plus: Equity in net loss of affiliated company	304	1,431	763	3,798
Plus: Minority interest in income of subsidiary	518	—	625	—
Less: Capital expenditures	5,225	2,411	8,291	3,927
Less: Preferred stock dividends	—	5,035	2,761	10,070

Free cash flow	$29,313	$28,044	$44,335	$43,369

Weighted average shares outstanding — basic[5]	105,568	104,954	105,480	104,907
Weighted average shares outstanding — diluted[6]	105,733	105,546	105,655	105,553

	June 30,	December 31,
	2005	2004
	(unaudited)
SELECTED BALANCE SHEET DATA:	(in thousands)
Cash and cash equivalents	$16,135	$10,391
Short term investments	3,000	10,000
Intangible assets, net	2,005,188	1,931,045
Total assets	2,199,019	2,111,141
Total debt (including current portion)	937,523	620,028
Total liabilities	1,135,409	782,696
Total stockholders’ equity	1,062,088	1,328,445
Minority interest in subsidiary	1,522	—

	Current Amount	Applicable Interest
	Outstanding	Rate (b)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2012)	$25,000		5.72%
Senior bank term debt (swap matures 6/16/2010)	25,000		5.52%
Senior bank term debt (swap matures 6/16/2008)	$25,000		5.38%
Senior bank term debt (swap matures 6/16/2007)	25,000		5.33%
Senior bank term debt (at variable rates) (a)	200,000	approximately	4.69%
Senior bank term debt (at variable rates) (a)	137,500	approximately	4.69%
8-7/8% senior subordinated notes (fixed rate)	300,000		8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000		6.38%

(a)	Subject to rolling 90-day LIBOR plus a spread currently at 1.25% and incorporated into the rate set forth above. This tranche is not covered by the swap agreements described in footnote (b).

(b)	Under its swap agreement, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. As of June 30, 2005 that spread was 1.25% and is incorporated into the applicable interest rates set forth above.
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PAGE 5 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS
Net broadcast revenue increased to approximately $101.5 million for the quarter ended June 30, 2005 from approximately $86.2 million for the quarter ended June 30, 2004 or 18%. This increase resulted from the consolidation of the 2005 second quarter operating results of Reach Media, Inc. (“Reach Media”), and net broadcast revenue growth in many of Radio One’s markets, including Atlanta, Charlotte, Cleveland, Dallas, Houston, Indianapolis, Raleigh, and Washington DC. Net broadcast revenue growth in these markets was partially offset by revenue declines in other markets, including Baltimore, Detroit, and Los Angeles. Excluding the 2005 second quarter operating results of Reach Media, net broadcast revenue grew 7.1% for the three months ended June 30, 2005. Net broadcast revenue is net of agency commissions of approximately $13.0 million and $12.1 million for the quarters ended June 30, 2005 and 2004, respectively.
Operating expenses excluding depreciation, amortization and non-cash compensation increased to approximately $51.7 million for the quarter ended June 30, 2005 from approximately $41.9 million for the quarter ended June 30, 2004 or 23%. This increase resulted primarily from the consolidation of the 2005 second quarter operating results of Reach Media. This increase was also attributable to on-air talent expenses, sales commissions and national rep fees associated with additional revenue, music royalties, expenses associated with our expanded presence on the Internet, additional corporate staff compensation, and additional professional fees.
Depreciation and amortization expense decreased to $3.2 million for the quarter ended June 30, 2005 from approximately $4.6 million, a decrease of approximately $1.4 million or 31%. The decrease is primarily due to the completion of amortization of Radio One trade names in late 2004, partially offset by additional depreciation for additional capital expenditures made since the second quarter of 2004.
Interest expense increased to approximately $17.2 million for the quarter ended June 30, 2005 from approximately $9.7 million for the quarter ended June 30, 2004 or 77%. This increase relates primarily to the write-off of approximately $2.1 million of deferred financing costs associated with the June 2005 refinancing of our bank credit facilities. The refinancing consisted of entering into $800.0 million of new bank credit facilities, and the simultaneous borrowing of $437.5 million to retire our previous bank credit facilities. Also, in February 2005 we issued $200.0 million of 6 3 / 8 % senior subordinated notes and borrowed $110.0 million under our previous credit facilities in order to fund the total redemption of our outstanding 6 1/2% Convertible Preferred Remarketable Term Income Deferrable Equity Securities (HIGH TIDES) in the amount of $309.8 million, and the acquisition of 51% of the common stock of Reach Media. The Reach Media acquisition was also partially funded with $25.0 million borrowed under our previous revolving facility and available cash.
Equity in net loss of affiliated company was approximately $304,000 for the quarter ended June 30, 2005, compared to an equity loss of approximately $1.4 million for the quarter ended June 30, 2004, a decrease of approximately $1.1 million, or 79%. This decrease resulted primarily from the modification of our methodology for estimating our equity in the operating results of TV One, LLC during the fourth quarter of 2004.
Income before provision for income taxes and minority interest increased to approximately $28.9 million for the quarter ended June 30, 2005 compared to approximately $28.6 million for the quarter ended June 30, 2004 or 1%. This increase was due primarily to higher operating income of approximately $7.0 million, a decrease in the equity in net loss of affiliated company of approximately $1.1 million, both of which were offset by an increase of net interest expense of approximately $7.8 million, as described above.
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PAGE 6 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS
Provision for income taxes decreased to approximately $8.5 million for the quarter ended June 30, 2005 compared to approximately $11.2 million for the quarter ended June 30, 2004, a decrease of approximately $2.7 million, or 24%. The provision for income taxes decreased primarily due to a favorable change to an Ohio state tax law that was enacted on June 30, 2005. This decrease was also partially offset by increases for the consolidation of the 2005 second quarter operating results of Reach Media, an increase in the reserve for contingencies, and an increase to the effective tax rate resulting from permanent differences between income subject to income tax for book versus tax purposes. Excluding the decrease to the provision for the Ohio tax law change and the increase to the reserve for contingencies, the Company’s effective tax rate as of June 30, 2005 is 40.2%, compared to 39.2% as of June 30, 2004.
Minority interest in income of subsidiary of $518,000 for the quarter ended June 30, 2005 compared to $0 for the quarter ended June 30, 2004 reflects the minority stockholders’ interest in Reach Media’s net income for the quarter ended June 30, 2005, resulting from the February 2005 acquisition of 51% of Reach Media’s common stock.
Net income increased to approximately $19.8 million for the quarter ended June 30, 2005 from approximately $17.5 million for the quarter ended June 30, 2004 or 13%. This increase was due primarily to higher operating income of approximately $7.0 million, an increase in net interest expense of approximately $7.8 million, a decrease in the equity in net loss of affiliated company of approximately $1.1 million, a decrease in the provision for income taxes of approximately $2.6 million, and an increase in the minority interest in income of subsidiary of approximately $518,000.
Station operating income increased to approximately $55.3 million for the quarter ended June 30, 2005 from approximately $48.0 million for the quarter ended June 30, 2004 or 15%. This increase was attributable primarily to the consolidation of the 2005 second quarter operating results of Reach Media, the increase in net broadcast revenue in Radio One markets, offset by smaller increases in operating expenses during the second quarter of 2005 as described above.
Other pertinent financial information for the second quarter of 2005 include capital expenditures of approximately $5.2 million for the quarter June 30, 2005, compared to approximately $2.4 million for the quarter ended June 30, 2004. As of June 30, 2005, Radio One had total debt (net of cash and short term investments balances) of approximately $918.4 million.
Radio One Information and Guidance:
Including the operating results of Reach Media, Radio One expects to report third quarter 2005 net broadcast revenue that will be in the mid to high-teens percent range higher than the approximately $84.4 million of net broadcast revenue for the same period in 2004, and station operating income that will be in the low double digit to mid-teens percent range higher than the approximately $47.2 million of station operating income for the same period in 2004. Excluding the operating results of Reach Media, Radio One expects to report third quarter 2005 net broadcast revenue that will be in the mid-single digit percent range higher than the approximately $84.4 million of net broadcast revenue generated for the same period in 2004, and station operating income in the mid-single digit percent range higher than the approximately $47.2 million generated in the third quarter of 2004.
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PAGE 7 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS
Radio One will hold a conference call to discuss its results for the second quarter of 2005. This conference call is scheduled for Thursday, August 4, 2005 at 10:00 a.m. Eastern Time. Interested parties should call 1-612-288-0340 at least five minutes prior to the scheduled time of the call. The conference call will be recorded and made available for replay from 1:30 p.m. the day of the call until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 1-320-365-3844, access code: 787305. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven day period following the call.
Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2004 net broadcast revenue) and the largest radio broadcasting company that primarily targets African-American and urban listeners. Radio One owns and/or operates 69 radio stations located in 22 urban markets in the United States and reaches more than 13 million listeners every week. Radio One also owns approximately 36% of TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans, which is a joint venture with Comcast Corporation and DIRECTV. Additionally, Radio One owns 51% of the common stock of Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner, a leading urban media personality, and programs “XM 169 The POWER” on XM Satellite Radio.
Notes: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-K/A and 10-Q and other filings with the Securities and Exchange Commission.

1 Net income before depreciation and amortization, provision for income taxes, interest income, interest expense, equity in net loss of affiliated company, minority interest in income of subsidiary, other expense, corporate expenses and non-cash compensation expenses is commonly referred to in our business as station operating income. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes provision, investments, debt financings, overhead and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

2 “Adjusted EBITDA” consists of net income plus (1) depreciation, amortization, provision for income taxes, interest expense, equity in net loss of affiliated company and minority interest in income of subsidiary and less (2) interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, our provision for income tax expense, as well as our equity in net (gain) loss of our affiliated company. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.
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PAGE 7 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

3 “Free cash flow” consists of net income plus (1) depreciation, amortization, non-cash compensation, deferred income taxes, non-cash interest expense, non-cash loss on retirement of assets, minority interest in income of subsidiary and our share of the non-cash net (gain) loss of our affiliated company and less (2) capital expenditures and dividends on our outstanding preferred stock. Free cash flow is not a measure of financial performance under generally accepted accounting principles. We believe free cash flow is a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because free cash flow is a reasonable approximation of the amount of excess cash generated by the company’s operations that can be used for debt reduction, acquisitions, investments, potential common stock dividends and/or buybacks and other strategic initiatives outside of the immediate scope of the company’s operations. Free cash flow is frequently used as one of the bases for comparing businesses in our industry, although our measure of free cash flow may not be comparable to similarly titled measures of other companies. Free cash flow does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to free cash flow has been provided in this release.

4 Net income applicable to common stockholders is defined as net income minus preferred stock dividends, if any.

5 For the three months ended June 30, 2005 and 2004, Radio One had 105,567,725 and 104,953,961 shares of common stock outstanding on a weighted average basis, respectively. For the six months ended June 30, 2005 and 2004, Radio One had 105,479,569 and 104,906,935 shares of common stock outstanding on a weighted average basis, respectively.

6 For the three months ended June 30, 2005 and 2004, Radio One had 105,732,976 and 105,545,683 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively. For the six months ended June 30, 2005 and 2004, Radio One had 105,654,762 and 105,553,155 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.

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